SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934


Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]



Check the appropriate box:

[ ]  Preliminary Proxy Statement

[ ]  Confidential, for the Use of the Commission Only (as permitted by

       Rule 14a-6(e)(2)

[X]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12



                              VRB Bancorp

             (Name of Registrant as Specified in Its Charter)



(Name of Person(s) Filing Proxy Statement, if other than Registrant)



Payment of Filing Fee (Check the appropriate box):

[X] No Fee Required

[ ] Fee computed on table below per Exchange Act Rules 14a-6 (i)(4) and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it is determined):

4) Proposed maximum aggregate value of transaction:

5) Total fee paid:

[ ] Fee paid previously with preliminary materials

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       1)   Amount Previously Paid:

       2)   Form, Schedule or Registration No.:

       3)   Filing Party:

       4)   Date Filed:

                                   VRB BANCORP
                                 110 Pine Street
                            Rogue River, Oregon 97537



                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                            TO BE HELD APRIL 14, 1999



To the Shareholders of VRB Bancorp:

            Notice is hereby given that the Annual Meeting of Shareholders of VRB Bancorp ("Bancorp") will be held at the Rogue Valley Country Club located at 2660 Hillcrest Road, Medford, Oregon, on Friday, April 14, 1999, at 1:30 PM for the following purposes:

                   (1) To elect nine Directors of Bancorp.

                   (2) To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

            Only shareholders of record at the close of business on the record date, February 19, 1999, are entitled to vote at the Annual Meeting or any adjournments thereof.

            Further information regarding voting rights and the business to be transacted at the Annual Meeting is given in the accompanying Proxy Statement. Your continued interest as a shareholder in the affairs of Bancorp, its growth and development, is genuinely appreciated by the officers and personnel who serve you.



March 12, 1999                   BY ORDER OF THE BOARD OF DIRECTORS





                                 Tom Anderson
                                 Executive Vice President
                                 Secretary






                             YOUR VOTE IS IMPORTANT

Whether or not you plan to attend the Annual Meeting, please sign and date your Proxy and return it in the enclosed postage prepaid envelope. A shareholder who completes and returns the Proxy and subsequently attends the Annual Meeting may elect to vote in person, since a proxy may be revoked at any time before it is voted. Retention of the Proxy is not necessary for admission to the Annual Meeting.

                                   VRB BANCORP

                                 110 Pine Street
                            Rogue River, Oregon 97537



                                 PROXY STATEMENT

            This Proxy Statement is being furnished in connection with the solicitation by the Board of Directors of VRB Bancorp ("Bancorp") of proxies to be used at the Annual Meeting of shareholders of Bancorp scheduled to be held April 14, 1999 (the "Annual Meeting"). This Proxy Statement and the enclosed form of proxy are being mailed to shareholders on or about March 12, 1999. The 1998 Annual Report of Bancorp to its shareholders is being mailed to shareholders with this Proxy Statement.

            The cost of this Proxy solicitation will be borne by Bancorp. Bancorp does not expect to pay any compensation for the solicitation of proxies but may reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their expenses in sending proxy material to principals and obtaining their proxies. In addition to solicitation of proxies by mail, Bancorp may also use its officers and regular employees or officers and employees of its subsidiary, Valley of the Rogue Bank, to solicit proxies from shareholders, either in person or by telephone, fax, or letter, without extra compensation.



                             BUSINESS OF THE MEETING

            The following matter will be presented for shareholder action at the annual meeting:


                              ELECTION OF DIRECTORS

NOMINEES

            The following persons have been nominated to serve terms expiring with the 2000 Annual Meeting of Shareholders and until their successors have been elected and qualified. All nine nominees are presently serving as Directors of Bancorp.

                                 NAME OF NOMINEE

                                 James D. Coleman
                                 John O. Dunkin
                                 Michael Donovan
                                 April Sevcik
                                 Gary Lundberg
                                 Robert J. DeArmond
                                 Larry L. Parducci
                                 William A. Haden
                                 Tom Anderson

            It is the intention of the persons named in the Proxy to vote for the election of the nominees listed above. If any nominee is not available for election, the Proxy will be voted by the individuals named in the proxy for such substitute nominee as the Board of Directors may designate.
Management has no reason to believe any nominee will be unavailable.

APPROVAL REQUIRED AND BOARD OF DIRECTORS' RECOMMENDATIONS

            Directors are elected by a plurality of votes cast. Shareholders are not entitled to accumulate votes for Directors. The Board of Directors recommends a vote "FOR" the election of all nominees.

INFORMATION REGARDING NOMINEES

            The following table shows as to each nominee for director, position held with Bancorp, age, year in which he/she first became a director of Bancorp, and principal occupation and business experience during the last five years.


                                DIRECTOR OF   PRINCIPAL OCCUPATION AND LAST FIVE
NAME AND POSITION       AGE    BANCORP SINCE  YEARS BUSINESS EXPERIENCE

James D. Coleman        60          1987      Mr. Coleman currently serves as Chairman of the Board of
  Director                                    Directors. Mr. Coleman was previously a director of Medford
                                              State Bank which Bancorp acquired in 1987. He is President and owner of Crater Lake Motors, a Ford and Mercedes
                                              automobile dealership in Medford, Oregon.

John O. Dunkin          60          1986      Mr. Dunkin currently serves as Vice Chairman of the Board of
  Director                                    Directors. Mr. Dunkin is Chief Executive Officer of Grants
                                              Pass Moulding, Rogue Valley Sash & Door, and
                                              Pacific Lumber, all located in Grants Pass, Oregon.

Michael Donovan         48          1997      Mr. Donovan is Co-Owner of the Chateaulin Restaurant & Wine
  Director                                    Shoppe in Ashland, Oregon.

April Sevcik            52          1997      Ms. Sevcik is the owner and President of General Credit
  Director                                    Service Inc. in Medford, Oregon.

Gary Lundberg           60          1993      Mr. Lundberg was formerly an owner of Lundberg's Funeral Home
  Director                                    in Grants Pass, Oregon.

Robert J. DeArmond      68          1990      Mr. DeArmond formerly served (22 years) as a director of
  Director                                    Mountain States Savings Bank in Coeur d'Alene Idaho and as
                                              Chairman of the Board of Idaho Forest Products until his
                                              retirement in 1995. He currently serves on the Board of
                                              Directors of North Pacific Lumber Company in Portland, Oregon.

Larry L. Parducci       54          1994      Mr. Parducci is the owner/operator of Holiday RV Park in
  Director                                    Phoenix, Oregon. Mr. Parducci also serves on the Phoenix City
                                              Council.

William A. Haden        50          1996      Mr. Haden currently serves as President & CEO for VRB Bancorp
  President and                               and President & CEO for Valley of the Rogue Bank.
  Director

Tom Anderson            48          1996      Mr. Anderson currently serves as Executive Vice President &
  Executive Vice                              Secretary for Executive Vice President and VRB Bancorp and
  President and                               Executive Vice President & Chief Operating Officer for
  Director                                    Director Valley of the Rogue Bank.

            The Board of Directors of Bancorp has established the number of Directors at nine, as provided in the by-laws. All of the Directors of Bancorp also serve as Directors of Valley of the Rogue Bank.

            During 1998, the sole business activity of Bancorp related to the operation of its wholly-owned subsidiary, Valley of the Rogue Bank. Bancorp held 5 meetings of the Board of Directors during 1998. All directors nominated attended at least 80 percent of the total number of meetings held during 1998.

CERTAIN COMMITTEES OF THE BOARD OF DIRECTORS

            Bancorp does not have a Nominating committee. When the need arises, the full Board serves as the Nominating committee.

            Bancorp does not maintain a standing Compensation committee. All compensation paid to Directors and executive officers is paid by Bancorp's subsidiary bank, Valley of the Rogue Bank. The Bank maintains a standing Compensation committee which during 1998 consisted of directors John O. Dunkin, Michael Donovan, James D. Coleman and Larry L. Parducci.

            Bancorp does not maintain a standing Examination committee. Reports of examinations, regulatory or otherwise are reviewed with the entire Board of Directors. Bancorp's subsidiary bank, Valley of the Rogue Bank, maintains a standing Examination committee which during 1998 consisted of directors Robert
J. DeArmond, April Sevcik, James Coleman and Gary Lundberg.

            The Bank also maintains a standing Loan committee. The committee reviews and approves extensions of credit when the borrower's total indebtedness to the Bank is in excess of $200,000. The committee meets on an as needed basis. All nine of Bancorp's directors serve as members of the Loan committee.

COMPENSATION OF DIRECTORS

            No fees are paid to Directors of Bancorp other than as Directors of the subsidiary bank. Each non-employee Director of Valley of the Rogue Bank received a fee of $750.00 per month during 1998. James Coleman (Chairman of the Board) received $800.00 per month. During 1998, Bancorp and Bank officers who also served as Directors received no additional fees for serving on the Boards. Non-Employee Directors also participate in a Non-Discretionary Stock Option Plan approved by Bancorp's shareholders in 1991 and amended in 1994. The Plan provides for granting of options to Directors on an annual basis. The number of shares granted to the Directors is determined by dividing the total compensation paid each Director during the year, by the most recent year end book value per share. Grants are made in April of each year, based on the preceding year's compensation. Directors are required to serve for one full calendar year before becoming eligible to participate in the plan.

                             STOCK PERFORMANCE GRAPH

            The chart, shown below, compares the yearly percentage change in the cumulative shareholder return on Bancorp's Common Stock during the five fiscal years ended December 31, 1998, with (i) the Total Return Index for the Nasdaq Stock MarketSM (U.S. Companies) as reported by the Center for Research in Securities Prices (ii) the Total Return Index for the Nasdaq Stock MarketSM Financial Index as reported by the Center for Research in Securities Prices, and
(iii) the SNL Bank Index for financial institutions with assets less than $500 million, as reported by SNL Securities. This comparison assumes $100.00 was invested on December 31, 1993, in Bancorp's Common Stock, and the comparison indices, and assumes the reinvestment of all cash dividends prior to any tax effect, and retention of all stock dividends. Prior to November 1997, VRB Bancorp Common Stock was not quoted on Nasdaq Stock MarketSM. Prior to its listing on Nasdaq Stock MarketSM, trading activity was limited. For purposes of computing return information for the periods being compared, Bancorp used price information for trades that were reported to it prior to November 1997.



                                   VRB BANCORP

                                    [GRAPH]



                                                                 PERIOD ENDING
                                                                 -------------
Index                                 12/31/93    12/31/94   12/31/95   12/31/96   12/31/97   12/31/98
-----                                 --------    --------   --------   --------   --------   --------
VRB Bancorp                             100.00      132.33     145.81     194.16     350.08     288.38
NASDAQ - Total US                       100.00       97.75     138.26     170.01     208.58     293.21
NASDAQ Financial Index                  100.00      100.24     145.98     187.13     285.87     276.58
SNL <$500M Bank Asset-Size Index        100.00      107.55     147.13     189.37     322.82     294.76

EXECUTIVE OFFICERS

            The persons listed below are the executive officers of Bancorp, and of its subsidiary bank, Valley of the Rogue Bank.

            William A. Haden, age 50. Mr. Haden has served as President and Chief Executive Officer of VRB Bancorp and President and Chief Executive Officer of Valley of the Rogue Bank since January 1996. He served as Senior Vice President of Valley of the Rogue Bank between 1996 and July 1993, when he joined the Bank. Previous to joining Valley of the Rogue Bank, Mr. Haden served as President of Family Bank of Commerce, from 1985 until its merger into Valley of the Rogue Bank in 1993. Mr. Haden served as Senior Vice President and Credit Administrator for Family Bank of Commerce from 1981 until 1985. Previous to joining Family Bank of Commerce, Mr. Haden held various lending positions with First Interstate Bank of Oregon, now Wells Fargo Bank.

            Tom Anderson, age 48. Mr. Anderson has served as Executive Vice President and Secretary of VRB Bancorp and Executive Vice President and Chief Operating Officer of Valley of the Rogue Bank since January 1996. He served as Senior Vice President & Cashier of Bancorp's subsidiary bank, Valley of the Rogue Bank from 1983 to 1996, and as Vice President & Cashier of Valley of the Rogue Bank from 1979 to 1983. Prior to 1979, Mr. Anderson served in Cashier and Assistant Cashier positions with Valley of the Rogue Bank. Prior to joining Valley of the Rogue Bank in 1977, Mr. Anderson was employed with Bank of America (1972 to 1977).

            Brad Copeland, age 49. Mr. Copeland has served as Executive Vice President & Credit Administrator of Bancorp's subsidiary Valley of the Rogue Bank since January 1998. Mr. Copeland served as Senior Vice President & Credit Administrator from July 1997 through January 1998. Mr. Copeland was retained by Valley of the Rogue Bank in October 1996 to fill the anticipated vacancy created by the retirement of the Bank's previous Senior Vice President and Credit Administrator. Prior to joining Valley of the Rogue Bank Mr. Copeland served as Senior Vice President and Senior Credit Officer for Bank of America Alaska (1987 to 1996). Previous to his employment with Bank of America Alaska, Mr. Copeland served in various lending and management positions within the banking industry (1972 to 1987).

            Felice Belfiore, age 29. Ms. Belfiore has served as Senior Vice President and Chief Financial Officer of Bancorp and its subsidiary Valley of the Rogue Bank since January 1998. She served as Vice President and Chief Financial Officer from June 1997 until January 1998. Previous to joining Bancorp, Ms. Belfiore, a certified public accountant, was employed with Moss Adams LLP where she specialized in community bank auditing.

            Kathy Peckham, age 40. Ms. Peckham has served as Senior Vice President and Corporate Sales Manager of Bancorp's subsidiary, Valley of the Rogue Bank, since January 1999. She served as Vice President and Corporate Sales Manager from November 1996 to December 1998. Ms. Peckham joined Valley of the Rogue Bank in September 1995, as a Commercial Lender and Business Development Officer. Previous to joining Valley of the Rogue Bank in 1995, Ms. Peckham served with U. S. Bank from 1977 to 1995 under various lending and management capacities.

            The officers are appointed by the Board of Bancorp and the Bank to serve at the discretion of the Board.


                             EXECUTIVE COMPENSATION

            The following table sets forth all cash compensation paid or to be paid by Bancorp or any subsidiary, as well as certain other compensation paid or accrued, during the years ended December 31, 1998, 1997 and 1996, to William A. Haden, Bancorp's President & Chief Executive Officer and Valley of the Rogue Bank's President and Chief Executive Officer, Tom Anderson, Bancorp's Executive Vice President and Secretary and Valley of the Rogue Bank's Executive Vice President & Chief Operating Officer, and Brad Copeland, Valley of the Rogue Bank's Executive Vice President & Credit Administrator, for services rendered in all capacities. No other Director or executive officer of Bancorp received salary and bonuses during the year ended December 31, 1998 in excess of $100,000.

                           SUMMARY COMPENSATION TABLE

                               YEAR        SALARY  (1)    BONUS   (2)   OTHER     ANNUAL         ALL OTHER
NAME AND PRINCIPAL POSITION                                                    COMPENSATION     COMPENSATION
---------------------------                                                    ------------     ------------
William A. Haden               1998      $105,000         $80,370                                  $17,050        (4)
  President and Chief          1997      $ 90,000         $80,000                                  $16,905        (4)
  Executive Officer            1996      $ 90,000         $67,500                   (3)            $16,050        (4)



Tom Anderson                   1998      $105,000         $80,370                                  $16,511        (5)
  Executive Vice President     1997      $ 90,000         $80,000                                  $16,493        (5)
  & Chief Operating Officer    1996      $ 90,000         $67,500                   (3)            $15,111        (5)



Brad Copeland                  1998      $ 85,000         $65,075                                  $ 8,500        (6)
  Executive Vice President     1997      $ 80,000         $37,500                                      -
  & Credit Administrator       1996      $ 14,598             -                     (3)                -

---------------

(1) Salary includes amounts contributed by the identified executive officer to Bancorp's subsidiary bank's 401(k) Employee Profit Sharing Plan .

(2) Includes bonuses paid or to be paid during the subsequent year but attributable to the year indicated.

(3) Perquisites and other personal benefits, if any, did not exceed the lesser of $50,000 or 10 percent of total annual salary and bonus for the named executive officer for any of the periods indicated.

(4) Includes life insurance premiums of $1,050 for $350,000 face amount insurance above company group insurance and the balance is the company's contribution to match employee's salary deferral under Bancorp's subsidiary bank's 401(k) Profit Sharing Plan.

(5) Includes life insurance premiums for $511 for $350,000 face amount insurance above company group coverage and the balance is the company's contribution to match employee's salary deferral under Bancorp's subsidiary bank's 401(k) Profit Sharing Plan.

(6) Includes the company's contribution to match employee's salary deferred under Bancorp's subsidiary bank's 401(k) Profit Sharing Plan.


         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

            The non-employee members of the Board of Directors and the Compensation committee of Valley of the Rogue Bank are responsible for establishing and administering the company's executive compensation program.

COMPENSATION PHILOSOPHY AND OBJECTIVES

            The philosophy underlying the development and administration of Bancorp's compensation plan is the alignment of the interests of executive management with those of the shareholders. Key elements of this philosophy are:

            o Set base compensation at a level to attract and retain competent executives.

            o Establish incentive compensation plans which deliver bonuses based on the financial performance of the company.

            o Provide significant equity based incentives for executives to ensure they are motivated over the long term to respond to the company's business challenges and opportunities, as owners rather than just employees.

            The objective in determining base salaries for executives is to set levels that are competitive and commensurate with the level of responsibility assumed. Bancorp's incentive based Bonus Plan is the vehicle by which executives can earn additional compensation depending on the financial performance of the company.

            Bancorp's long term incentive program consists of the 1991 Non-Qualified Stock Option Plan, which was amended in 1994. Grants are made at the discretion of the Board of Directors and awarded to individual executives, thereby providing additional incentive for executives to increase shareholder value. Executives receive value from these options when Bancorp's stock appreciates over the long term.

COMPENSATION COMMITTEE MEMBERS

            John O. Dunkin
            James D. Coleman
            Larry L. Parducci
            Michael Donovan


                DESCRIPTION OF COMPENSATION PLANS AND AGREEMENTS

INCENTIVE-BASED BONUS PLAN

            Bancorp's Incentive-Based Bonus Plan for executive officers provides for establishment of a pool of funds equal to 11.25 percent of net profits in excess of a 1.0 percent return on average assets. The pool is then divided between the executive officers on a pro-rata basis, based on base salary compensation paid during the preceding year.

            For the year ending December 31, 1998 profits generated by Bancorp amounted to $4,927,000. These earnings equaled a return on average assets of
1.60 and a return on average shareholder equity of 14.58 percent. Based on the performance of the Company and the incentive based Bonus Plan in place for 1998, a bonus pool of $242,440 was established for payment of bonuses to executive officers. Considering their respective performances, the Board awarded incentive bonus payments to Mr. Haden and Mr. Anderson in the amounts of $80,370 each. Mr. Copeland was awarded a bonus payment of $65,075. Ms. Belfiore was awarded $16,625. Ms. Belfiore's participation in the plan is being phased in over a three-year period. She will participate on a 100% basis in 2001. In 1998, Ms. Peckham participated in Valley of the Rogue Bank's employee bonus plan. However, she will begin participation in the executive officer bonus program in 1999.

EMPLOYMENT AND CHANGE OF CONTROL AGREEMENTS

            VRB Bancorp and it's subsidiary Valley of the Rogue Bank have entered into special agreements with certain executive officers. These agreements are intended to help insure that the executive remains in the employ of the Bank.

            The Bank entered into an agreement with President and Chief Executive Officer, William Haden, effective January 10, 1996, to provide at its expense a term life insurance policy on Mr. Haden's life in the amount of $350,000, through the year 2002 and at $150,000 thereafter. The ownership and right to name the beneficiary under the policy is reserved to Mr. Haden. The agreement with Mr. Haden additionally provides for a "Change in Control" payment equal to his base salary plus any cash bonuses or other compensation paid to or for his benefit, during the fiscal year preceding the "Change in Control". Further, if Mr. Haden leaves the Bank following a "Change in Control", the Bank will, at it's expense, provide COBRA benefits to Mr. Haden for no longer than eighteen (18) months following a "Change in Control", provided he is eligible for such benefits.

            The Bank entered into an agreement with Executive Vice President Tom Anderson, on April 10, 1992, to provide at its expense a term life insurance policy on Mr. Anderson's life in the amount of $350,000, through the year 2002, and at $150,000 thereafter. The ownership and right to name the beneficiary under said policy is reserved to Mr. Anderson. The April 10, 1992 agreement with Mr. Anderson additionally provides for a "Change in Control" payment equal to his base salary plus any cash bonuses or other compensation paid to or for his benefit, during the fiscal year preceding the "Change in Control". Further, if Mr. Anderson leaves the bank following a "Change in Control", the Bank will, at it's expense, provide COBRA benefits to Mr. Anderson for no longer than 18 months following a "Change in Control", provided he is eligible for such benefits.

                               STOCK OPTION PLANS

            Bancorp has two non-qualified stock option plans which were approved by the shareholders during 1991 and amended in 1994. The plans reserved an aggregate of 754,515 shares of Bancorp's unissued common stock for possible grants to employees and non-employee directors. The purchase price of the optioned shares is equal to not less than the book value of a share of stock as of the end of the most recently completed fiscal year. Options granted are exercisable for ten years from the date of grant, with shares fully vested after six months for directors and up to a ten year period for employees.

            The purposes of these plans are to advance the interests of VRB Bancorp and its shareholders by enabling the company to attract and retain the services of people with training, experience and ability to serve as outside directors and employees, and to provide additional incentive to key employees and directors of the Company by giving them an opportunity to participate in the ownership and growth of Bancorp.

            During 1998, 18,200 options were granted to employees for the purchase of Bancorp shares under the 1991 Non-Qualified Stock Option Plan for Employees. Grants to executive officers totaled 5.7% of the total grants awarded to employees during 1998. Ms. Peckham was awarded a grant totaling 1,040 shares.

            16,853 options were awarded to directors in April 1998, as authorized by the 1991 Non-Discretionary Stock Option Plan for Non-Employee Directors.

            The following charts reflect (i) options granted to the named executive officer during the last fiscal year and (ii) options exercised in the last fiscal year and the value of options exercised and unexercised at December 31, 1998.

                        OPTION GRANTS IN LAST FISCAL YEAR



                                                                                                      POTENTIAL REALIZABLE
                       NUMBER OF         % OF TOTAL                                                      VALUE AT ASSUMED
                       SECURITIES          OPTIONS                         MARKET                        ANNUAL RATES OF
                       UNDERLYING        GRANTED TO        EXERCISE OR    PRICE ON                         STOCK PRICE
                        OPTIONS         EMPLOYEES IN        BASE PRICE     DATE OF       EXPIRATION       APPRECIATION
NAME                  GRANTED(1)         FISCAL YEAR       ($/SHARE)(2)     GRANT           DATE       OVER OPTION TERM(2)
---------------------------------------------------------------------------------------------------------------------------
                                                                                                          5%        10%
                                                                                                        -------------------

Kathy Peckham            1,040               5.7%             $10.82      $10.82            2008        $3,109     $6,870


(1)   Adjusted to reflect subsequent stock dividends and splits.

(2) The potential realizable value portion of the foregoing table illustrates values that might be realized upon exercise of the options immediately prior to the expiration of their term based upon the assumed compounded rates of appreciation in the value of the company's common stock as specified in the table over the term of the options. These amounts do not take into account provisions of the options providing for termination of the option following termination of employment or non-transferability.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END STOCK OPTION VALUES



                                                          Number of Unexercised
                                                          Securities Underlying       Value of Unexercised In-the
                         Shares                             Options at FY End         Money Options at FY End  (1)
                       Acquired on            Value     ---------------------------   ---------------------------
Name                   Exercise (#)   (2)   Realized    Exercisable   Unexercisable   Exercisable   Unexercisable
------------------     ------------         ---------   -----------   -------------   -----------   -------------
William A. Haden           None                None       16,108          64,430       $ 16,104      $ 64,416

Tom Anderson               1,948            $12,939        8,264          24,960       $  5,800        None

Felice Belfiore            None                None        2,080          18,720         None        $ 61,250

Brad Copeland              None                None        4,160          27,040         None        $ 58,750

Kathy Peckham              None                None        None            7,280         None        $ 33,250
---------------

(1) On December 31, 1998, the market price of Bancorp's Common Stock was $7.75 per share. For purposes of the foregoing table, stock options with an exercise price less than that amount are considered to be "in-the-money" and are considered to have a value equal to the difference between this amount and the exercise price of the stock option multiplied by the number of shares covered by the stock option.

(2)   Adjusted to reflect subsequent stock dividends and splits.


                   SECURITY OWNERSHIP OF MANAGEMENT AND OTHERS

            The following table sets forth the shares of Common Stock of Bancorp beneficially owned as of February 19, 1999 by each Director, each named executive officer, and the Directors and executive officers as a group. As of that date, Bancorp is not aware of any person who owns more than 5 percent of its shares, except as set forth below.

                                                COMMON STOCK           PERCENT
       NAME OF BENEFICIAL OWNER               BENEFICIALLY OWNED       OF CLASS
       ------------------------               ------------------       --------
       James D. Coleman                          117,629  (1)            1.4%

       John O. Dunkin                             49,310  (2)              *

       Michael Donovan                             2,506  (3)              *

       April Sevcik                                5,139                   *

       Gary A. Lundberg                           19,215  (4)              *

       Robert J. DeArmond                        123,519  (5)            1.4%

       Larry L. Parducci                          29,256  (6)              *

       Tom Anderson                               90,727  (7)            1.0%

       Felice Belfiore                             2,080  (8)              *

       William Haden                              31,859  (9)              *

       Brad Copeland                               6,116  (10)             *

       Kathy Peckham                               1,591  (11)             *

       ALL DIRECTORS AND EXECUTIVE OFFICERS      478,947                 5.5%


       All Directors, Executive Officers
         and Employees                           785,265                 9.0%

---------------

*     Less than 1.0%.

(1) Includes 10,859 shares which could be acquired within 60 days by exercise of stock options and 65,980 shares held jointly with Mr. Coleman's spouse.

(2) Includes 23,130 shares which could be acquired within 60 days by exercise of stock options, and 25,180 shares held under JCLS limited partnership of which Mr. Dunkin is general partner.

(3) Includes 2,246 shares which could be acquired within 60 days by exercise of stock options.

(4) Includes 2,450 shares which could be acquired within 60 days by exercise of stock options and 16,765 shares held jointly with Mr. Lundberg's spouse.

(5) Includes 5,210 shares which could be acquired within 60 days by exercise of stock options

(6) Includes 5,210 shares which could be acquired within 60 days by exercise of stock options, 20,924 shares held jointly with Mr. Parducci's spouse.

(7) Includes 8,264 shares which could be acquired within 60 days by exercise of stock options, 8,954 shares held jointly with Mr. Anderson's spouse, and 73,509 shares held by Valley of the Rogue Bank 401(k) Profit Sharing Plan, in a segregated self-directed account for the benefit of Mr. Anderson.

(8) Includes 2,080 shares which could be acquired within 60 days by exercise of stock options.

(9) Includes 16,108 shares which could be acquired within 60 days by exercise of stock options and 15,751 shares held in the Valley of the Rogue Bank 401(k) Profit Sharing Plan, in a segregated self-directed account for the benefit of Mr. Haden.

(10) Includes 4,160 shares which could be acquired within 60 days by exercise of stock options, 1,124 shares held in the Valley of the Rogue Bank 401(k) Profit Sharing Plan, in a segregated self-directed account for the benefit of Mr. Copeland and 832 shares held jointly with Mr. Copeland's spouse.

(11) Includes 1,300 shares held in the Valley of the Rogue Bank 401(k) Profit Sharing Plan in a segregated self-directed account for the benefit of Ms. Peckham and 291 shares held jointly with Ms. Peckham's spouse.


                          TRANSACTIONS WITH MANAGEMENT

            Various Directors and executive officers are customers of and have had banking transactions with Bancorp's subsidiary, Valley of the Rogue Bank, in the ordinary course of business, and the Bank expects to have such transactions in the future. All loans and commitments to loan included in such transactions were made in compliance with applicable laws, on substantially the same terms (including interest rate and collateral) as those prevailing at the time for comparable transactions with other persons and, in the opinion of management of the Bank, do not involve more than the normal risk of collectibility or present any other unfavorable features. The amount of loans outstanding to directors, executive officers, and companies with which they are associated was $1,946,548 at December 31, 1998.


                 COMPLIANCE WITH SECTION 16 FILING REQUIREMENTS

            Section 16 of the Securities Exchange Act of 1934, as amended ("Section 16"), requires that all executive officers and Directors of the Company and all persons who beneficially own more than 10 percent of the Company's Common Stock file an initial report of their ownership of the Company's securities on Form 3 and report changes in their ownership of the Company's securities on Form 4 or Form 5. These filings must be made with the Securities and Exchange Commission with a copy sent to the Company.

            Based solely upon the Company's review of the copies of the filings that it received with respect to the fiscal year ended December 31, 1998, the Company believes that, other than as stated above, all reporting persons made all required Section 16 filings with respect to such fiscal year on a timely basis.

                                 OTHER BUSINESS

            At the Meeting, management will report on Bancorp's business and shareholders will have the opportunity to ask questions.

            The Board of Directors knows of no other matters to be brought before the shareholders at the Annual Meeting. In the event other matters are presented for a vote at the Meeting, the proxy holders will vote shares represented by properly executed proxies at their discretion in accordance with their judgment on such matters.


                    PROXIES AND VOTING AT THE ANNUAL MEETING

            A majority of the outstanding Common Stock must be represented at the Annual Meeting in person or by proxy in order to constitute a quorum for the transaction of business. Only shareholders of record of Bancorp's Common Stock as of the close of business on February 19, 1999, the record date for the Annual Meeting, will be entitled to vote. As of that date, there were 8,699,387 shares outstanding and entitled to vote. Each share of Common Stock is entitled to one vote.

            If a proxy in the accompanying form is signed and returned, the shares represented will be voted at the Annual Meeting. Proxies will be voted in accordance with the instructions thereon, but if no directions are given, proxies will be voted FOR the election of the nominees identified in this Proxy Statement.

            Any proxy given pursuant to this solicitation may be revoked by the shareholder at any time before it is exercised by affirmatively electing to vote in person at the Annual Meeting or by filing with Bancorp at the address shown above either an instrument of revocation or a duly executed proxy bearing a later date. However, a shareholder who attends the Annual Meeting need not revoke his or her proxy and vote in person unless he or she wishes to do so.

            Shareholders who do not vote in person or who have not submitted a proxy, including broker non-votes, will be considered abstentions and may not be counted toward a quorum or in favor of any proposition. Proxies will be counted by representatives of Valley of the Rogue Bank as the transfer agent for VRB Bancorp.


                      INFORMATION AVAILABLE TO SHAREHOLDERS

            VRB Bancorp's Annual Report is being mailed to shareholders with this Proxy Statement. Additional copies of Bancorp's Annual Report and Form 10K, which is expected to be filed with the Securities and Exchange Commission prior to April 1, 1999, may be obtained without charge by writing to Felice Belfiore, Senior Vice President and Chief Financial Officer of VRB Bancorp, at P.O. Box 1046, Rogue River, Oregon 97537.


                                    AUDITORS

            Moss Adams LLP, independent Certified Public Accountants, audited the consolidated financial statements of Bancorp for the year ended December 31, 1998. The Board of Directors of Bancorp has not selected auditors for the current year. Representatives of Moss Adams are expected to be present at the shareholder's annual meeting, will be given the opportunity to make a statement, and will be available to respond to any appropriate questions.
However, management has been advised that representatives of Moss Adams LLP do not plan to make a statement.


                            PROPOSALS OF SHAREHOLDERS

            Proposals of shareholders intended to be presented at the 2000 Annual Shareholder's Meeting must be received by the Secretary of Bancorp prior to November 1, 1999 for inclusion in the 2000 Proxy Statement and form of proxy.

Annual Meeting                                           VRB BANCORP
of Shareholders                                          110 Pine Street
April 14, 1999                                           Rogue River, OR 97537

                                      PROXY

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

            The undersigned shareholder of VRB Bancorp (the "Corporation") hereby constitutes and appoints William A. Haden and James D. Coleman and each of them with power of substitution, attorneys and proxies to vote all of the shares of common stock of the Corporation held of record by the undersigned shareholder on February 19, 1999, at the Annual Meeting of Shareholders to be held on April 14, 1999, at 1:30 P.M., and at any adjournments, as follows:

1.  ELECTION OF DIRECTORS.     [ ] FOR all nominees listed below.       [ ]  WITHHOLD AUTHORITY to vote
                                                                             for all nominees listed below
                               [ ] FOR all nominees listed
                                   below except those nominee
                                   names that have been
                                   individually crossed out.


NOMINEES ARE:   James D. Coleman, William Haden, John O. Dunkin, Tom Anderson,
                Michael Donovan, Gary Lundberg, April Sevcik, Robert DeArmond and Larry Parducci.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED ABOVE, BUT IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES.

2. OTHER MATTERS. At the discretion of the proxy holder, on such other business as may properly come before the meeting and any adjournments thereof. The proxies may vote in their discretion as to other matters which may come before the meeting.

        The undersigned shareholder hereby acknowledges receipt of VRB Bancorp's 1998 Annual Report, and VRB Bancorp's Proxy Statement dated March 12, 1999.

Dated:  __________________, 1999




----------------------------------      ----------------------------------------
(Signature(s) of Shareholder(s))                (Signature(s) of Shareholder(s))

Please sign exactly as your name
appears. When shares are held by
joint tenants, both should sign.
When signing as an attorney,
executor, administrator, trustee
or guardian, please give full
title.